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                                                                       Exhibit 5

                    [LONG ALDRIDGE & NORMAN LLP LETTERHEAD]





                              September 29, 1998

NOVA Corporation
One Concourse Parkway
Atlanta, GA 30328

     Re: NOVA Corporation 1996 Employees Stock Incentive Plan and 1996 Directors Stock Option Plan -- Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to NOVA Corporation, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, an aggregate of 4,150,000 shares (the "Shares") of common stock, par value $.01 per share of the Company (the "Common Stock"). The Shares represent (i) 4,000,000 shares of Common Stock that may be acquired upon the exercise of options which may be granted in the future under the Company's 1996 Employees Stock Incentive Plan (the "Stock Incentive Plan") and (ii) 150,000 shares of Common Stock that may be acquired upon the exercise of options outstanding or which may be granted in the future under the Company's 1996 Directors Stock Option Plan (the "Directors Plan").

     The opinion hereinafter set forth is given to the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.
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NOVA Corporation
September 29, 1998
Page 2

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the record of corporate proceedings, the Stock Incentive Plan and the Directors Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and originals or copies of certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws of any other state. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the following opinion:

     (1) The Shares, when issued upon the exercise of options, in accordance with the terms of the applicable option agreement and the Stock Incentive Plan or the Directors Plan, as applicable, against payment in full of the option exercise price therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    LONG ALDRIDGE & NORMAN LLP

                                    By:    /s/ David M. Calhoun
                                       ---------------------------------------
                                            David M. Calhoun